EXHIBIT 5.1

                                PEABODY & BROWN
             A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832
                                 (617) 345-1000
                                      ------
WRITER'S DIRECT DIAL NUMBER      FAX: (617) 345-1300           MANCHESTER, NH
                                      ------                   PROVIDENCE, RI
                                                               WASHINGTON, DC
                           http://www.peabodybrown.com



                                                              March 24, 1998



Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA 02210

Gentlemen:

       You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 1,700,000 shares of common stock, par value $.01 (the "Common Stock"), to be issued by Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), from time to time as described in the Registration Statement if, and to the extent that, holders of units of limited partnership interest ("Units") in BRI OP Limited Partnership (the "Operating Partnership") tender such Units to the Operating Partnership for redemption and the Company exercises its right to acquire such tendered Units in exchange for Common Stock (the "Redemption Shares") pursuant to the terms of the Agreement of Limited Partnership (the "Partnership Agreement") of the Operating Partnership.

       We have acted as counsel for the Company in connection with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

       1. the Registration Statement and the prospectus filed therewith and all exhibits thereto;

       2. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

       3.     a copy of the Company's Bylaws, as amended to date;

       4.     a copy of the Partnership Agreement, as amended to date;


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                                PEABODY & BROWN

Berkshire Realty Company, Inc.
March 24, 1998
Page 2


       5. a copy of a Contribution Agreement between the Company, the Operating Partnership and The Berkshire Companies Limited Partnership dated as of February 28, 1997;

       6. a copy of an Action by Written Consent of the Board of Directors of the Company adopted as of March 23, 1998; and

       7. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

       In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein. With respect to the latter assumption, nothing has come to our attention giving us reasonable grounds to question the correctness of such assumption.

       Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that, upon their issuance in exchange for Units, the Redemption Shares will be legally issued, fully paid and nonassessable.

       The foregoing assumes that all requisite steps have been taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

       Our opinion is subject to the following qualifications and limitations:

        i. We express no opinion as to the laws of any state or jurisdiction other than the federal laws of the United States, the laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

       ii. The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

       This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon, delivered to or quoted in whole or in part by any person without our prior written consent.


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                                PEABODY & BROWN

Berkshire Realty Company, Inc.
March 24, 1998
Page 3


       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                          Very truly yours,

                                                          /s/ PEABODY & BROWN

                                                          PEABODY & BROWN